CERTIFICATE OF MERGER

OF

RAND CAPITAL SBIC, L.P.

AND

RAND CAPITAL MANAGEMENT, LLC

INTO

RAND MERGER CORPORATION

UNDER SECTION 904-A OF THE BUSINESS CORPORATION LAW

            1.        The name of each constituent entity is as follows:

                        a.        Rand Capital SBIC, L.P., a Delaware limited partnership;

                        b.        Rand Capital Management, LLC, a Delaware limited liability company; and

                        c.        Rand Merger Corporation (“Mergerco”), a New York corporation.

            2.        The date when the Certificate of Incorporation of Mergerco was filed by the Department of State is December 18, 2008.

            3.        The name, jurisdiction of formation and the date of filing of the initial formation document of each foreign constituent entity and the date when the Application for Authority of each foreign constituent entity was filed by the Department of State are as follows:

Name	Jurisdiction	Formation Document and Date	Application for Authority Filing Date
Rand Capital SBIC, L.P.	Delaware	Certificate of Limited Partnership - 1/14/02	3/18/02
Rand Capital Management, LLC	Delaware	Certificate of Formation - 1/14/02	3/18/02

            4.        An agreement of merger has been approved and executed by each constituent entity.

            5.        The name of the surviving corporation is Rand Merger Corporation.

            6.        In connection with the merger, the name of Mergerco, the surviving corporation, shall be changed.  To effect the foregoing, Paragraph FIRST of the Certificate of Incorporation of Mergerco is amended to read in its entirety as follows:

 “FIRST: The name of the corporation is Rand Capital SBIC, Inc.”

            7.        The merger shall be effective on December 31, 2008.

            8.        The merger is permitted under the laws of Delaware, the jurisdiction of organization of each of Rand SBIC, L.P. and Rand Capital Management, LLC, and is in compliance therewith.

            9.        The agreement of merger is on file at a place of business of Mergerco, the address of which is 2200 Rand Building, Buffalo, NY 14203.

In witness whereof, the undersigned have executed this Certificate of Merger as of the 22nd day of  December, 2008.

RAND CAPITAL SBIC, L.P.

By: RAND CAPITAL MANAGEMENT, LLC,

its General Partner

By  s/Daniel Penberthy

Name: Daniel Penberthy

Title:  Manager

RAND CAPITAL MANAGEMENT, LLC

By  Daniel Penberthy____________

Name: Daniel Penberthy

Title: Manager

RAND MERGER CORPORATION

By   Daniel Penberthy____________

Name: Daniel Penberthy

Title: Executive Vice President &

Secretary